GUARANTEED INCOME BENEFIT RIDER (7/16/09)


The term "Contract" as used in this Rider applies to either a Contract or Certificate. This Rider is part of your Contract, and the same definitions set forth in your Contract apply to the capitalized terms except as modified below. There are new definitions in this Rider which are introduced below. The benefits described in this Rider are subject to all the terms and conditions contained in your Contract, except as modified below. In this Rider, "we", "our" and "us" mean AXA Equitable Life Insurance Company, "you" and "your" mean the Owner and "Rider" means this Rider.

The Effective Date of this Rider is your Contract Date.

I.    THIS RIDER'S GUARANTEED MINIMUM INCOME BENEFIT

      Subject to the terms and conditions of this Rider, you will receive a Guaranteed Minimum Income Benefit (GMIB) as described below. The GMIB is derived from a benefit base as described in Part II of this Rider. You must allocate amounts to the Guaranteed Benefit Investment Options to create a GMIB Benefit Base and in order to receive benefits under this Rider. The GMIB Benefit Base is used solely to calculate the GMIB described in this Rider and does not provide a Cash Value or any minimum account value or any death benefit.

      Lifetime GMIB Payments under this Rider begin at the earliest of 1) the Contract Date Anniversary following the date your Guaranteed Benefit Annuity Account Value falls to zero, except as a result of an Excess Withdrawal, or 2) the Contract Date Anniversary following your [95th] birthday, or 3) the Contract Maturity Date. Prior to the commencement of lifetime GMIB Payments, after your [fifth] Contract Date Anniversary, withdrawals each Contract Year from the Guaranteed Benefit Annuity Account Value that do not exceed your GMIB Annual Withdrawal Amount will not reduce your beginning of Contract Year Rollup Benefit Base. Guaranteed Benefit Annuity Account Value, GMIB Annual Withdrawal Amount, Benefit Base, and the Effect of Withdrawals on your GMIB Benefit Base are described in Part II of this Rider.

II.   OPERATION OF THE GUARANTEED MINIMUM INCOME BENEFIT

         A.       ANNUITY ACCOUNT VALUE

                  "Annuity Account Value" as defined in Section 1.02 of your Contract means the sum of (i) your "Guaranteed Benefit Annuity Account Value" and (ii) your "Non-Guaranteed Benefit Annuity Account Value."

                  "Guaranteed Benefit Annuity Account Value" means the sum of the amounts held for you in the Guaranteed Benefit Investment Options and, if you have elected the Special [Money Market] Dollar Cost Averaging Program, the portion of the account for Special [Money Market] Dollar Cost Averaging to be transferred to the Guaranteed Benefit Investment Options. While Contributions and transfers to your Guaranteed Benefit Annuity Account Value create your GMIB as described in this Rider, your Guaranteed Benefit Annuity Account Value itself is not a guaranteed value. It is subject to Investment Fund performance as described in Sections 1.14 and 2.03 of your Contract.

                  "Non-Guaranteed Benefit Annuity Account Value" means the sum of amounts held for you in the Non-Guaranteed Benefit Investment Options and, if you have elected the Special [Money Market] Dollar Cost Averaging Program, the portion of the account for Special [Money Market] Dollar Cost Averaging to be transferred to the Non-Guaranteed Benefit Investment Options.


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                  The initial Guaranteed Benefit Investment Options and
                  Non-Guaranteed Benefit Investment Options are shown in the Data Pages. All terms and conditions of the Contract applicable to Investment Options apply to Guaranteed Benefit and Non-Guaranteed Benefit Investment Options. [Additional terms and conditions applicable to your Guaranteed Benefit Investment Options are described in the "Endorsement Applicable to Investment Options and the Endorsement Applicable to Special [Money Market] Dollar Cost Averaging."]

         B.       ANNUAL WITHDRAWAL AMOUNT

                  The "GMIB Annual Withdrawal Amount" for each Contract Year is equal to (i) the Rollup Benefit Base at the beginning of the Contract Year minus any Contributions or transfers to the Guaranteed Benefit Investment Options during the [four] prior Contract Years, multiplied by (ii) the Rollup Rate in effect for the first day of the Contract Year. There is no GMIB Annual Withdrawal Amount before the [fifth] Contract Date Anniversary. "Rollup Benefit Base" and "Rollup Rate" are defined below.

         C.       AUTOMATIC PAYMENT PLAN

                  "Automatic Payment Plan" means a plan for periodic withdrawals up to the GMIB Annual Withdrawal Amount each Contract Year beginning at any time after the [fifth] Contract Date Anniversary.

         D.       GMIB BENEFIT BASE

                  Your GMIB Benefit Base is used to determine your GMIB Annual Withdrawal Amount and any GMIB Annual Payment Amount that may become payable if your Guaranteed Benefit Annuity Account Value falls to zero as described below. Your GMIB Benefit Base is created or increased by allocating a Contribution as described in Part III of your Contract ("Contributions and Allocations") or making a transfer, as described in Part IV of your Contract ("Transfers Among Investment Options"), from a Non-Guaranteed Benefit Investment Option to a Guaranteed Benefit Investment Option. While this Rider is in effect, once amounts are allocated or transferred to the Guaranteed Benefit Investment Options, they may be transferred only among these Investment Options. Additional transfer rules are described in the Data Pages.

                  Your GMIB Benefit Base is the greater of the Annual Rollup to Age [95] Benefit Base ("Rollup Benefit Base") and the Annual Ratchet to Age [95] Benefit Base ("Ratchet Benefit Base"). Your initial Rollup Benefit Base and Ratchet Benefit Base are each equal to your initial Contribution or transfer, whichever comes first, to the Guaranteed Benefit Investment Options. Thereafter, each Benefit Base will increase by the dollar amount of any subsequent Contribution or transfer to the Guaranteed Benefit Investment Options, and each Benefit Base is adjusted for withdrawals. The way we calculate your Rollup Benefit Base and Annual Ratchet Benefit Base is described below.


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                  [THE FOLLOWING TEXT WILL APPEAR WHEN THE CONTRACT OWNER ELECTS
                  THE EXTRA CREDIT CONTRACT WITH GMIB] [Any Credits provided under your Endorsement Applicable to Credits Applied to Annuity Account Value are not used for purposes of determining your Rollup and Ratchet Benefit Bases. When you make a Contribution to the Guaranteed Benefit Annuity Account Value, only the amount of the Contribution, excluding any Credits, is included in determination of the Benefit Bases. When you make a transfer from the Non-Guaranteed Benefit Annuity Account Value to the Guaranteed Benefit Investment Options, the amount of any Credits that had been applied to the Non-Guaranteed Benefit Annuity Account Value are considered transferred first and are not included in determination of the Benefit Bases. Transfers to the Guaranteed Benefit Annuity Account Value do not increase the Benefit Bases until an amount equal to the total amount of all Credits (before any earnings thereon) that were applied to the Non-Guaranteed Benefit Annuity Account Value have been transferred to the Guaranteed Benefit Annuity Account Value.]

                  Your Non-Guaranteed Benefit Annuity Account Value is not used for purposes of determining your GMIB Benefit Base or GMIB Annual Withdrawal Amount defined below. If we discontinue transfers and Contributions to the Guaranteed Benefit Investment Options, you will not, thereafter, be able to create or add to the GMIB Benefit Base.

                  D.1.     ANNUAL ROLLUP TO AGE [95] BENEFIT BASE
                           ("ROLLUP BENEFIT BASE")

                           ANNUAL ROLLUP RATE

                           "Rollup Rate" means the effective [annual] rate resulting from the Rollup Rate formula specified in the Data Pages. Your initial Rollup Rate is shown in the Data Pages and is reset [each] Contract Date Anniversary as described in the Data Pages. The rollup ends on the Contract Date Anniversary following your [95th] birthday.
                           ANNUAL ROLLUP AMOUNT

                           The "Rollup Amount" for purposes of adjusting the Rollup Benefit Base on a Contract Date Anniversary is equal to the Rollup Benefit Base on the preceding Contract Date Anniversary multiplied by the Rollup Rate in effect for the first day of the Contract Year plus a prorated Rollup Amount for any Contributions or transfers to the Guaranteed Benefit Investment Options during the Contract Year. The prorated Rollup Amount is equal to the full Rollup Amount for the Contribution or transfer (that is, the amount resulting from application of the Rollup Rate for the first day of the Contract Year to the amount of your Contribution or transfer) multiplied by a fraction, the numerator of which is the number of days remaining in the Contract Year and the denominator of which is 365, or 366 in a leap year.

                           ANNUAL ADJUSTMENT OF THE BENEFIT BASE

                           Your Rollup Benefit Base is adjusted on each Contract Date Anniversary to equal:

                           (i) the Rollup Benefit Base at the beginning of the Contract Year, plus
                           (ii) Contributions and transfers to the Guaranteed Benefit Investment Options during the Contract Year, minus
                           (iii) any adjustments for Excess Withdrawals from the
                                 Guaranteed Benefit Annuity Account Value during the Contract Year, including any Required Minimum Distribution Withdrawal in excess of your GMIB Annual Withdrawal Amount, plus
                           (iv) the Rollup Amount for the Contract Date Anniversary reduced by any withdrawals of the GMIB Annual Withdrawal Amount.

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                           ADJUSTMENT OF THE BENEFIT BASE FOR WITHDRAWALS;
                           EXCESS WITHDRAWALS

                           Except as provided in the next two paragraphs, a withdrawal from the Guaranteed Benefit Annuity Account Value reduces the Rollup Benefit Base on a pro rata basis. A pro-rata reduction is determined as follows: 1) Divide the amount of your withdrawal that exceeds your GMIB Annual Withdrawal Amount by your Annuity Account Value in the Guaranteed Benefit Annuity Account Value immediately preceding the withdrawal; 2) Multiply the fraction calculated in
                           (1) by the amount of your Benefit Base immediately preceding the withdrawal. This is the amount of the pro-rata reduction.

                           Beginning in the [sixth] Contract Year, withdrawals from the Guaranteed Benefit Annuity Account Value during a Contract Year do not reduce the Rollup Benefit Base to the extent that the total of such withdrawals does not exceed the GMIB Annual Withdrawal Amount for that Contract Year. Instead, such withdrawals reduce the Rollup Amount to be added to the Rollup Benefit Base on the Contract Date Anniversary on a dollar for dollar basis, as described above.

                           In any Contract Year, a withdrawal from the Guaranteed Benefit Annuity Account Value that is needed to meet a Required Minimum Distribution as described in Lifetime Minimum Distributions in Part III of this Rider ("RMD Withdrawal") reduces the Rollup Benefit Base dollar for dollar.

                           "Excess Withdrawal" means the amount of any withdrawal or portion of any withdrawal taken from the Guaranteed Benefit Annuity Account Value in a Contract Year that together with all other withdrawals exceeds the GMIB Annual Withdrawal Amount for that Contract Year. All withdrawals made prior to the [sixth] Contract Year are "Excess Withdrawals." An RMD Withdrawal is not an Excess Withdrawal when the Automatic RMD Withdrawal Service is elected for lifetime RMD payments as described in Part III.

                           [AUTOMATIC RESET OF THE ROLLUP BENEFIT BASE

                           On the [third] Contract Date Anniversary that follows the Contract Date and each [third] Contract Date Anniversary thereafter, your Rollup Benefit Base will reset automatically to equal the Guaranteed Benefit Annuity Account Value on that Contract Date Anniversary, if the Guaranteed Benefit Annuity Account Value is greater than the Rollup Benefit Base. The Annual Rollup continues on your reset Rollup Benefit Base. When your Rollup Benefit Base resets, it will not reset again until the [third] Contract Date Anniversary following the reset. Resets do not occur after the Contract Date Anniversary following your [95th] birthday, or your Maturity Date, if earlier.]


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                           We may increase the charge for this Rider up to the
                           maximum charge provided in Part V of this Rider. We will apply the higher charge only if your Benefit Base increases due to a reset. The new charge will remain in effect for the duration of the Rider, subject to any further charge increase within the maximum provided in Part V. We will notify you of the increase in charge at least [45] days prior to the effective date of the increase. You will be provided the opportunity to opt-out of that reset and any future resets. Opting out of a reset will not change the date for future automatic resets if you choose to opt back in. If you opt out of resets, you may opt back in any time [30 days] after the Contract Date Anniversary on which you opted out. You will have until [30 days] before the date the next reset is scheduled to occur to opt back in to automatic resets. Upon a reset following such opt-in, the charge for this rider will increase to the charge we have in effect at that time. Your request to opt out or opt in must be in writing in a form we accept and received by us within the above time limits. [Any request to opt out or opt in will be applicable to this Rider and your "Greater of" Death Benefit Rider.]

                  D.2. ANNUAL RATCHET TO AGE [95] BENEFIT BASE ("RATCHET BENEFIT BASE")

                           For the Ratchet Benefit Base, on each Contract Date Anniversary up to the Contract Date Anniversary following your [95th] birthday, if the Guaranteed Benefit Annuity Account Value is greater than the current Ratchet Benefit Base, the Ratchet Benefit Base is reset to equal the Guaranteed Benefit Annuity Account Value.

                           [The Ratchet Benefit Base will be reduced pro-rata by all withdrawals. A pro-rata reduction is determined as follows: 1) Divide the amount of your withdrawal by your Guaranteed Benefit Annuity Account Value immediately preceding the withdrawal; 2) Multiply the fraction calculated in (1) by the amount of your Ratchet Benefit Base immediately preceding the withdrawal. This is the amount of the pro-rata reduction.]

         E. EFFECT OF YOUR GUARANTEED BENEFIT ANNUITY ACCOUNT VALUE FALLING TO ZERO

                  The "Benefit Transaction Date" is the transaction date on which either of the following happens while you are living and this Rider is in effect: (i) you make a withdrawal for an amount that is equal to or exceeds the Guaranteed Benefit Annuity Account Value, but is not an Excess Withdrawal, or
                  (ii) the Guaranteed Benefit Annuity Account Value falls to zero due to a) the deduction of a Contract charge, or b) performance of the underlying Investment Fund(s). Except as provided under the Maximum Payment Plan, below, on the Benefit Transaction Date, we will pay you any remaining GMIB Annual Withdrawal Amount for that Contract Year. Payment of the GMIB Amount will commence in the next Contract Year.

                  The "GMIB Annual Payment Amount" is based upon your GMIB Benefit Base on the Benefit Transaction Date. We determine the GMIB Benefit Base on the Benefit Transaction Date as though the Benefit Transaction Date is the Contract Date Anniversary. The GMIB Annual Payment Amount is equal to the Benefit Base multiplied by the applicable GMIB payment factor shown in the Table below. Payments will be made on a single life basis unless you elect payments on a joint life basis, with your spouse as the joint life payee. Joint life payments are based on the younger spouse's age. You must notify us of this election within [30 days] following the Benefit Transaction Date.


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

                                                                     GMIB PAYMENT TABLE

                         --------------------------------------------------------------------------------------------
                         Age on Benefit                                   GMIB Payment Factor
                         Transaction Date                             Applied to GMIB Benefit Base

                                                    Single Life                         Joint Life
                         --------------------------------------------------------------------------------------------
                         Up to Age [85              [4%                           3.25%
                         --------------------------------------------------------------------------------------------
                         Ages 86 - 94               5%                            4.00
                         --------------------------------------------------------------------------------------------
                         Age 95]                    6%                            4.50]
                         --------------------------------------------------------------------------------------------

                  While you have Non-Guaranteed Benefit Annuity Account Value remaining, you will receive GMIB payments under this Rider.

                  If on the Benefit Transaction Date or thereafter, you have no Non-Guaranteed Annuity Account Value, your Contract will be cancelled and a supplementary life annuity contract providing annual lifetime payments equal to your GMIB Payment Amount will be issued to you. If you have Non-Guaranteed Benefit Annuity Account Value remaining under your Contract on your Maturity Date, and you have been receiving GMIB Payments under this Rider, your Contract will be cancelled and a supplementary contract will be issued to you.

                  If, on the Benefit Transaction Date, you were taking payments through an Automatic Payment Plan, the frequency of payments after the Benefit Transaction Date is as described in Part III of this Rider. Beginning in the Contract Year following the Benefit Transaction Date you will begin to receive the GMIB Annual Payment Amount.

                  When a supplementary life annuity contract is issued pursuant to this Rider on a Single Life basis you will be the Owner and Annuitant when a supplementary life annuity contract is issued on a Single Life basis. If you elected a Joint Life Contract, we will issue the supplementary contract with you as the Owner and Annuitant and your spouse as the Joint Annuitant.

PART III.  WITHDRAWALS UNDER AUTOMATIC PAYMENT PLANS

Withdrawals under an Automatic Payment Plan may not start sooner than [five years] after your Contract Date.

You may elect to receive automatic payments based on any of the following frequencies: [monthly, quarterly or annually]. The frequency you elect determines the amount of the GMIB Annual Withdrawal Amount you receive on each scheduled payment date. Amounts are withdrawn from the Guaranteed Benefit Investment Options on a pro-rata basis. You may elect one of the following Automatic Payment Plans to receive your GMIB Annual Withdrawal Amount. If you take a lump sum withdrawal once you have elected an Automatic Payment Plan, the Plan will terminate for that and subsequent Contract Years. You may re-elect an Automatic Payment Plan in the following Contract Year.

                    MAXIMUM PAYMENT PLAN: The Maximum Payment Plan withdraws the full GMIB Annual Withdrawal Amount each Contract Year. Payments are based on the frequency you elect under this plan. Each scheduled payment is equal to the remaining GMIB Annual Withdrawal Amount divided by the number of scheduled payments remaining per Contract Year. Any payments that are to be made in the same Contract Year that the Guaranteed Benefit Annuity Account Value falls to zero as described in this Rider, will continue on the same frequency. After the Contract Date Anniversary following the Benefit Transaction Date, the GMIB Annual Payment Amount described in Part II will continue in the same frequency.


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                    CUSTOMIZED PAYMENT PLAN: The Customized Payment Plan
                    withdraws a percentage of your beginning of Contract Year GMIB Rollup Benefit Base. Payments are based on the amount and frequency of the payment you elect under this plan. If a withdrawal is taken from your Guaranteed Benefit Annuity Account Value in the same Contract Year prior to enrollment in the Customized Payment Plan, this withdrawal will not be factored into determining your GMIB Annual Withdrawal Amount for purposes of the Customized Payment Plan and may cause an Excess Withdrawal. If payments are to be made after your Guaranteed Benefit Annuity Account Value falls to zero , while you are taking payments under the Customized Payment Plan, then the remaining balance of the GMIB Annual Withdrawal Amount for the Contract Year in which your Guaranteed Benefit Annuity Account Value fell to zero will be paid in a lump sum on the Benefit Transaction Date. Payments equal to your GMIB Annual Payment Amount will commence in the same frequency as in effect on the Benefit Transaction Date beginning on the next Contract Date Anniversary.

           LIFETIME REQUIRED MINIMUM DISTRIBUTIONS

           [When the lifetime Required Minimum Distribution ("RMD") Rules apply to your Contract, and you elect our Automatic RMD Withdrawal Service, any lifetime RMD payment we make to you under our Automatic RMD Withdrawal Service will not be treated as an Excess Withdrawal.] When electing our Automatic RMD Withdrawal Service, amounts from both your Guaranteed Benefit Annuity Account Value and Non-Guaranteed Benefit Annuity Account Value are used to determine your lifetime RMD payment each year.

           If you elect either of our Automatic Payment Plans (the Maximum Payment Plan or the Customized Payment Plan) and our Automatic RMD Withdrawal Service, and if the GMIB Annual Withdrawal Amount is insufficient to satisfy the RMD payment, we will withdraw the remainder of the RMD payment from the Non-Guaranteed Benefit Annuity Account Value, if any. If the sum of the GMIB Annual Withdrawal Amount and the Non-Guaranteed Benefit Annuity Account Value is still insufficient to satisfy the RMD payment, we will make a payment in addition to the GMIB Annual Withdrawal Amount from the Account for Special [Money Market] Dollar Cost Averaging, if necessary to meet the lifetime RMD amount for the calendar year for this Contract. If the sum of the GMIB Annual Withdrawal Amount, the Non-Guaranteed Benefit Annuity Account Value and the Account for Special [Money Market] Dollar Cost Averaging is still insufficient to satisfy the RMD payment, we will make an additional payment from the Guaranteed Benefit Annuity Account Value if necessary to meet the lifetime RMD amount for the calendar year for this Contract. The combined Automatic Payment Plan payments and additional Guaranteed Benefit Annuity Account Value withdrawal needed to meet your lifetime RMD payment will not be treated as Excess Withdrawals. However, any lump sum withdrawals from the Guaranteed Benefit Annuity Account Value (other than or in addition to this additional Guaranteed Benefit Annuity Account Value payment necessary to satisfy the RMD) taken in the same Contract Year will be treated as an Excess Withdrawal.



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           If you elect our Automatic RMD Withdrawal Service and do not elect one of our Automatic Payment Plans, that is, you elect to take your GMIB Annual Withdrawal Amount in lump sum withdrawals, if the GMIB Annual Withdrawal Amount is insufficient to satisfy the RMD payment, we will withdraw the remainder from the Non-Guaranteed Benefit Annuity Account Value, if any. If the sum of the GMIB Annual Withdrawal Amount and Non-Guaranteed Benefit Annuity Account Value is insufficient to satisfy the RMD payment, we will make an additional payment from your Account for Special [Money Market] Dollar Cost Averaging, if applicable, if necessary to meet the lifetime RMD amount for the calendar year for this Contract. If the sum of the GMIB Annual Withdrawal Amount, the Non-Guaranteed Benefit Annuity Account Value, and the Account for Special [Money Market] Dollar Cost Averaging, if applicable, is insufficient to satisfy the RMD payment then we will make an additional payment from your Guaranteed Benefit Annuity Account Value if necessary to meet the lifetime RMD amount for the calendar year for this Contract. [Any lifetime RMD amount withdrawal you make under our Automatic RMD Withdrawal Service will not be treated as an Excess Withdrawal. However,] any lump sum withdrawals from the Guaranteed Benefit Annuity Account Value which exceed your Annual Withdrawal Amount (other than in addition to this additional payment from the Guaranteed Benefit Annuity Account Value necessary to satisfy the RMD) taken in the same Contract Year will be treated as an Excess Withdrawal.

           [If you do not elect our Automatic RMD Withdrawal Service and] if your GMIB Annual Withdrawal Amount is insufficient to satisfy the RMD payment, any additional withdrawal taken in the same Contract Year from your Guaranteed Benefit Annuity Account Value will be treated as an Excess Withdrawal.


IV. GMIB AT THE MATURITY DATE

[FOR NQ CONTRACTS ONLY] [If you are older than the Annuitant named under this Contract, your Maturity Date is the Contract Date Anniversary following your attainment of Age [95].]

At the Maturity Date, for amounts under your Contract allocated to your Non-Guaranteed Benefit Annuity Account Value you may elect (i) to apply such amounts to an Annuity Benefit in any form we are then offering as described in
Part VII of the Contract; or (ii) to receive a lump sum distribution of the Non-Guaranteed Annuity Account Value. If you do not make an election for your Non-Guaranteed Benefit Annuity Account Value at the Maturity Date, we will apply such amounts as described in Part VII of the Contract.

Unless a Benefit Transaction Date has occurred, at the Maturity Date, for amounts under your Contract allocated to your Guaranteed Benefit Annuity Account Value, you may elect to receive GMIB Payments resulting from the application of the [6%] GMIB Payment Factor shown in the GMIB Payment Table to the GMIB Benefit Base, as described in Section II. E of this Rider. If you elect payments on a joint life basis, the joint life must be your spouse and the joint life factor will be based on the age of the younger joint life at the Maturity Date, reduced as shown in the GMIB Payment Table. You may instead elect to receive your Guaranteed Benefit Annuity Account Value in a lump sum distribution or in the form of an Annuity Benefit under Part VII of the Contract. If you so elect, then your Contract, including this GMIB Rider, will terminate.

If you do not make an election for your Guaranteed Benefit Annuity Account Value at the Maturity Date, we will apply the Guaranteed Benefit Annuity Account Value to either (i) or (ii) described below, whichever provides a greater payment:

(i) the Normal Form of Annuity Benefit as described in Part VII of the Contract, or
(ii) a supplementary contract under which we make annual payments in the amount resulting from the application of the [6%] GMIB Payment Factor shown in the GMIB Payment Table to the GMIB Benefit Base, as described in Section II. E of this Rider, on a single life basis.


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V.    THE COST OF THIS RIDER

The current charge for this benefit is [0.80%] of the GMIB Benefit Base. This charge is based on the greater of the Annual Rollup and the Annual Ratchet Benefit Bases on your Contract Date Anniversary. The maximum charge upon reset for this benefit is [1.10%] of the Rider's Benefit Base.

We will determine and deduct the above charge annually from your Guaranteed Benefit Annuity Account Value on each Contract Date Anniversary for which the Rider is in effect. We will deduct the above charge for the portion of any Contract Year in which this Rider is terminated pursuant to Part VI of this Rider, a Death Benefit is paid pursuant to Section 6.02 of the Contract, the Annuity Account Value is applied to purchase an Annuity Benefit pursuant to
Section 7.05 of the Contract, or the Contract is surrendered pursuant to Section
5.02 of the Contract.

The above charge will be deducted from the Annuity Account Value in the Guaranteed Benefit Investment Options on a pro rata basis.

On the Benefit Transaction Date described in Section II. E. the charge for this benefit terminates.


VI.   TERMINATION OF THIS RIDER

This Rider may be terminated on either an automatic or voluntary basis as described in the following paragraphs.

         A.       Automatic Termination of this Rider:

                  This Rider will automatically terminate if (i) the Contract is continued under the Beneficiary Continuation Option, if applicable, or (ii) amounts under the Contract are applied to a supplementary contract to provide an annuity benefit including any benefit available on the Maturity Date, or (iii) except as provided below, you change the Owner of the Contract, or (iv) you make an absolute assignment of this Contract, or (v) you do not allocate amounts to the Guaranteed Benefit Investment Options as of the Contract Date Anniversary following your attainment of age [75], or (vi) termination is required by an endorsement to your Contract, or (vii) the Contract terminates.

                  Upon effecting termination of this Rider as described in items
                  (iii) and (iv) of the preceding paragraph, you must then either 1) withdraw your entire Guaranteed Benefit Annuity Account Value, or 2) transfer your entire Guaranteed Benefit Annuity Account Value to the Non-Guaranteed Benefit Investment Options. Once you have terminated this Rider amounts may no longer be allocated to the Guaranteed Benefit Investment Options.

                  In accordance with clause (iii) in the first paragraph of this section, this Rider will not terminate if either of the following occurs:

                  1. a Contract is owned by a Non-natural Owner, and the Owner is changed to an individual, this Rider will not terminate and its benefits will continue to be determined by the Annuitant, or Joint Annuitant, as applicable, at the time of ownership change.

                  2. a Contract is owned by an individual, and the Owner is changed to a trust and the beneficial owner(s) remains the former Owner or his or her family members, this Rider will not terminate and its benefits continue to be determined by the original Owner. Family member means members of the immediate family and other relatives. Immediate family means spouse, domestic partner, civil union partner, parent, child, adopted child, stepchild, brother and sister. Other relatives means grandparent, grandchildren, aunt, uncle, niece, nephew, and in-laws.


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

         B.       Voluntary Termination of this Rider:

                  [THE FOLLOWING TEXT APPLIES TO NON C SHARE PRODUCTS ]
                  If you allocated amounts to the Guaranteed Benefit Investment Options on the Contract Date, you may terminate this Rider voluntarily provided that all Withdrawal Charges have expired under your Contract. If you allocated amounts to the Guaranteed Benefit Investment Options after the Contract Date, you may terminate the Rider after the later of (i) expiration of Withdrawal Charges under your Contract and (ii) the Contract Date Anniversary following the date you first allocated amounts to the Guaranteed Benefit Investment Options.

                  [THE FOLLOWING TEXT APPLIES TO C SHARE PRODUCT]
                  If you allocated amounts to the Guaranteed Benefit Investment Options on the Contract Date, you may terminate this Rider voluntarily provided that you have completed [four] Contract Years under the Contract. If you allocated amounts to the Guaranteed Benefit Investment Options after the Contract Date, you may terminate the Rider after the later of (i) completion of [four] Contract Years (i) and (ii) the Contract Date Anniversary following the date you first allocated amounts to the Guaranteed Benefit Investment Options.

                  Upon meeting the above requirements , to effect voluntary termination of this Rider you must then either 1) withdraw your entire Guaranteed Benefit Annuity Account Value or 2) transfer your entire Guaranteed Benefit Annuity Account Value to the Non-Guaranteed Benefit Investment Options. Once you have terminated this Rider amounts may no longer be allocated to the Guaranteed Benefit Investment Options.

            [IF AN ENHANCED DEATH BENEFIT RIDER WAS ELECTED UNDER THIS CONTRACT]

              [Effect of Termination of this Rider on your Death Benefit

                  The Death Benefit is terminated automatically when this
                                  Rider is terminated ].

Upon the termination of this Rider, the charge for the Benefit, as shown in Part VI of this Rider, ends.


VII. SPECIAL RULES APPLICABLE TO YOUR RIDER WHEN OWNERSHIP OF THE CONTRACT IS OTHER THAN ON AN INDIVIDUAL BASIS.

       [For Contracts with Joint Owners, lifetime income is guaranteed for the life of the older Joint Owner. A GMIB that by its terms accumulates to the Contract Date Anniversary following the Owner's [95th ] birthday will accumulate to the Contract Date Anniversary following the [95th ] birthday of the older Joint Owner. Reference to Owner in this Rider would apply to the older Joint Owner for purposes of determing GMIB payments. Also, any Reset provision which is limited to the Contract Date Anniversary following the Owner's [95th] birthday will be limited to the Contract Date Anniversary following the [95th ] birthday of the older Joint Owner.]

      [For Contracts with Non-Natural Owners, lifetime income is guaranteed for the life of the Annuitant. A GMIB that by its terms accumulates to the Contract Date Anniversary following the Owner's [95th ] birthday will accumulate to the Contract Date Anniversary following the Annuitant's [95th] birthday. Reference to Owner in this Rider would apply to the Annuitant for purposes of determing GMIB payments. Also, any Reset provision which is limited to the Contract Date Anniversary following the Owner's [95th ] birthday will be limited to the Contract Date Anniversary following the Annuitant's [95th ] birthday. If there are Joint Annuitants named under Contracts with Non-Natural Owners, the GMIB will accumulate to the Contract Date Anniversary following the older Joint Annuitant's [95th ] birthday. Reference to Owner in this Rider would apply to the older Joint Annuitant for purposes of determing GMIB Payments. Also, any reset will be limited to the Contract Date Anniversary following the [95th ] birthday of the older Joint Annuitant. ]


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


AXA EQUITABLE LIFE INSURANCE COMPANY
[HOME OFFICE ADDRESS:  1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104]

/s/ Christopher M. Condron               /s/ Karen Field Hazin
-------------------------------------    ---------------------------------------
Christopher M. Condron                   Karen Field Hazin, Vice President,
Chairman and Chief Executive Officer     Secretary and Associate General Counsel




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